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                                                                  Exhibit (6)(d)

                    ADDENDUM NO. 3 TO DISTRIBUTION AGREEMENT

                  This Addendum, dated as of July 10, l995, is entered into between THE ARCH FUND, INC. (the "Fund"), a Maryland corporation, and THE WINSBURY COMPANY LIMITED PARTNERSHIP ("Winsbury"), a limited partnership organized under the laws of Ohio.

                  WHEREAS, the Fund and Winsbury have entered into a Distribution Agreement dated as of October 1, 1993 as amended March 15, 1994 and March 1, 1995 (the "Distribution Agreement"), pursuant to which the Fund appointed Winsbury to act as Distributor for the Fund's ARCH Money Market, Treasury Money Market, Growth & Income Equity, Emerging Growth, Government & Corporate Bond, U.S. Government Securities, Balanced and International Equity Portfolios;

                  WHEREAS, Section 9 of the Distribution Agreement provides that no provision of the Agreement may be changed, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought; and

                  WHEREAS, the Fund has notified Winsbury that it has established a new class of shares, namely, Class A - Special Series 3 shares ("Investor B shares") in the ARCH Money Market Portfolio (the "Money Market Portfolio") and a new portfolio, namely, the ARCH Short-Intermediate Municipal Portfolio (the "Short-Intermediate Municipal Portfolio"), and that it desires to retain Winsbury to act as the Distributor therefor, and Winsbury has notified the Fund that it is willing to serve as Distributor for Investor B shares of the Money Market Portfolio and for the Short-Intermediate Municipal Portfolio;

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  1. APPOINTMENT. The Fund hereby appoints Winsbury to act as Distributor to the Fund for Investor B shares of the Money Market Portfolio and for the Short-Intermediate Municipal Portfolio for the period and on the terms set forth in the Distribution Agreement. Winsbury hereby accepts such appointment and agrees to render the services set forth in the Distribution Agreement.

                  2. TERMS. From and after the date hereof, the term "Portfolios" as used in the Distribution Agreement shall be deemed to include the Short-Intermediate Municipal Portfolio. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Distribution Agreement.


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                  3. APPENDIX A. Appendix A to the Distribution Agreement is
hereby supplemented to read as set forth in Appendix A attached hereto.

                  4. MISCELLANEOUS. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

                  IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                                       THE ARCH FUND, INC.

                                       By: /s/ Jerry V. Woodham
                                          -------------------------------
                                           Jerry V. Woodham
                                           President

                                       THE WINSBURY COMPANY LIMITED PARTNERSHIP

                                       By: BISYS FUND SERVICES OHIO, INC.,
                                           General Partner

                                       By: /s/ Stephen G. Mintos
                                          -------------------------------
                                           Stephen G. Mintos
                                           Executive Vice President


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                                   APPENDIX A

                                     to the

                             DISTRIBUTION AGREEMENT

                                     between

                               THE ARCH FUND, INC.

                                       and

                    THE WINSBURY COMPANY LIMITED PARTNERSHIP

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Money Market Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Treasury Money Market Portfolio (Trust shares, Investor A shares and Institutional shares)

Growth & Income Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Emerging Growth Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Government & Corporate Bond Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

U.S. Government Securities Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Balanced Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

International Equity Portfolio (Trust shares, Investor A shares, Institutional shares and Investor B shares)

Short-Intermediate Municipal Portfolio (Trust shares and Investor
A shares)